Exhibit 99.1

NanoString Comments on Delaware District Court Verdict
SEATTLE – November 19, 2023 - NanoString Technologies, Inc. (NASDAQ: NSTG), a leading provider of life science tools for discovery and translational research, commented on the November 17th verdict of a jury in the U.S. District Court for the District of Delaware finding that NanoString GeoMx® Digital Spatial Profiler products infringe patents licensed to 10x Genomics and awarding approximately $31 million in damages, consisting of approximately $25 million of lost profits and a $6 million royalty.
“We respectfully disagree with the jury’s verdict, which we will seek to have overturned or amended in our post-trial motions and then expect to appeal to the U.S. Court of Appeals for the Federal Circuit, a court that specializes in patent disputes. We remain resolute in our belief that the patents that 10x Genomics has asserted describe a fundamentally different scientific method than that which is used for our GeoMx system. Simply put, we believe the asserted patents are invalid, that we don’t infringe these patents, and that we should be vindicated on appeal.
This verdict does not prevent NanoString from continuing to sell GeoMx products anywhere in the world. We believe that we will defeat any request by 10x Genomics for a potential future injunction and that we will continue to sell our GeoMx products worldwide without interruption.
NanoString remains fully dedicated to enabling scientists to map the universe of biology and ultimately saving patients’ lives. 10x Genomics has filed multiple patent infringement lawsuits against us and other smaller competitors, a business strategy that we view as attempting to dominate the market to the detriment of scientists. NanoString remains steadfast in its commitment to defend the scientific community’s access to our products and researchers’ scientific freedom to select the platforms they need to advance their research.”
Brad Gray, President and CEO, NanoString Technologies, Inc.
Fourth Quarter and Fiscal Year 2023 Outlook
NanoString also announced today that it was withdrawing its full year 2023 and fourth quarter financial guidance, pending a review of the impact of this litigation outcome on its business.
About NanoString Technologies, Inc.
NanoString Technologies, a leader in spatial biology, offers an ecosystem of innovative discovery and translational research solutions, empowering our customers to map the universe of biology. The GeoMx® Digital Spatial Profiler is a flexible and consistent solution combining the power of whole tissue imaging with gene expression and protein data for spatial whole transcriptomics and proteomics. The CosMx™ Spatial Molecular Imager is a single-cell imaging platform powered by spatial multiomics enabling researchers to map single cells in their native environments to extract deep biological insights and novel discoveries from one experiment. The AtoMx™ Spatial Informatics Platform is a cloud-based informatics solution with advanced analytics and global collaboration capabilities, enabling powerful spatial biology insights anytime, anywhere. At the foundation of our research tools is our nCounter® Analysis System, which offers a secure way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision. For more information, please visit www.nanostring.com.
The NanoString logo, NanoString, NanoString Technologies, GeoMx, CosMx, AtoMx, and nCounter are trademarks or registered trademarks of NanoString Technologies, Inc., in the United States and other countries.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our intention to modify and appeal the verdict in the pending litigation with 10x Genomics, our expectations regarding the litigation, remedies, and the ultimate disposition of the pending litigation, and the impact of the pending litigation on our business, our operations, our financial performance and business outlook. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include that we may not successfully appeal the decision of the pending 10x Genomics litigation, we may be unsuccessful in the litigation; ongoing litigation may be prolonged, and a final disposition may be delayed; a lack of market acceptance of our products; adverse conditions in the general domestic and global economic markets; the effects of ongoing litigation on our business; the impact of competition; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.
Contact
Doug Farrell
Vice President, Investor Relations & Corporate Communications
dfarrell@nanostring.com
Phone: 206-602-1768